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                                                        EXHIBIT 23.2



Board of Directors
Microdyne Corporation:

     We have issued our reports dated November 2, 1995, accompanying the consolidated financial statements of Microdyne Corporation appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended October 1, 1995, which are incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."




                                        \s\ Grant Thornton LLP

Vienna, Virginia
October 7, 1996